Exhibit 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock of CDC Corporation and further agree that this Joint Filing Agreement be included as Exhibit 1. In evidence thereof, the undersigned hereby execute this Agreement this 4th day of April 2007.

JAYHAWK CHINA FUND (CAYMAN), LTD.
By:	/s/ Kent C. McCarthy
Kent C. McCarthy
Managing Member of Jayhawk Capital Management L.L.C., Manager of Jayhawk China Fund (Cayman), Ltd.

JAYHAWK CAPITAL MANAGEMENT, L.L.C.
By:	/s/ Kent C. McCarthy
Kent C. McCarthy
Managing Member of Jayhawk Capital Management L.L.C.

/s/ Kent C. McCarthy
Kent C. McCarthy

Exhibit 1